Exhibit 1(j)

                    Establishment and Designation of Classes

                MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST
                    Merrill Lynch Florida Municipal Bond Fund
                  Merrill Lynch New Jersey Municipal Bond Fund
                   Merrill Lynch New York Municipal Bond Fund
                 Merrill Lynch Pennsylvania Municipal Bond Fund

      Pursuant to that certain Establishment and Designation of Classes amended and restated as of April 14, 2003 (the "Prior Designation"), the shares of beneficial interest of Merrill Lynch Florida Municipal Bond Fund, Merrill Lynch New Jersey Municipal Bond Fund, Merrill Lynch New York Municipal Bond Fund and Merrill Lynch Pennsylvania Municipal Bond Fund (each a "Series"), each a series of Merrill Lynch Multi-State Municipal Series Trust, a Massachusetts business trust (the "Trust"), par value $.10 per share (the "Shares"), have been divided into Class A, Class B, Class C and Class I Shares as named in the Prior Designation. The undersigned, constituting a majority of the Trustees of the Trust, acting pursuant to Section 6.2 of the Declaration of Trust of the Trust, dated August 2, 1985, as amended (the "Declaration"), do hereby amend and restate the Prior Designation as provided herein, for the purpose of (i) redesignating the Class A, Class B, Class C and Class I Shares of each Series
(ii) establishing two new classes of Shares for Merrill Lynch Florida Municipal Bond Fund and Merrill Lynch New York Municipal Bond Fund and establishing four new classes of Shares for Merrill Lynch New Jersey Municipal Bond Fund and Merrill Lynch Pennsylvania Municipal Bond Fund. No changes to the special and relative rights of the existing classes of Shares are intended by this amendment and restatement.

      1.    (a)   The Class A Shares of each Series are hereby redesignated
                  "Investor A1 Shares." The Investor A1 Shares shall retain all of the rights and preferences accorded to the Class A Shares prior to this redesignation.

            (b) The Class B Shares of Merrill Lynch New Jersey Municipal Bond Fund and Merrill Lynch Pennsylvania Municipal Bond Fund are hereby redesignated "Investor B1 Shares." The Investor B1 Shares of Merrill Lynch New Jersey Municipal Bond Fund and Merrill Lynch Pennsylvania Municipal Bond Fund shall retain all of the rights and preferences accorded to the Class B shares prior to this redesignation. The Class B Shares of Merrill Lynch Florida Municipal Bond Fund and Merrill Lynch New York Municipal Bond Fund are hereby redesignated "Investor B Shares." The Investor B Shares of Merrill Lynch Florida Municipal Bond Fund and Merrill Lynch New York Municipal Bond Fund shall retain all of the rights and preferences accorded to the Class B shares prior to this redesignation.

            (c) The Class C Shares of each Series are hereby redesignated "Investor C1 Shares." The Investor C1 Shares shall retain all of the rights and preferences accorded to the Class C Shares prior to this redesignation.

            (d) The Class I Shares of each Series are hereby redesignated "Institutional Shares." The Institutional Shares shall retain all of the rights and preferences accorded to the Class I Shares prior to this redesignation.

      2. The new classes of Shares of Merrill Lynch Florida Municipal Bond Fund and Merrill Lynch New York Municipal Bond Fund are hereby designated "Investor A Shares" and "Investor C Shares." The new classes of Shares of Merrill Lynch New Jersey Municipal Bond Fund and Merrill Lynch Pennsylvania Municipal Bond Fund are hereby designated "Investor A Shares," "Investor B Shares," "Investor C Shares" and "Service Shares."

      3. The classes of Shares of Merrill Lynch Florida Municipal Bond Fund and Merrill Lynch New York Municipal Bond Fund established and designated are as follows:

            (a)   Investor A Shares

            (b)   Investor A1 Shares

            (c)   Investor B Shares

            (d)   Investor C Shares

            (e)   Investor C1 Shares

            (f)   Institutional Shares

      4. The classes of Shares of Merrill Lynch New Jersey Municipal Bond Fund and Merrill Lynch Pennsylvania Municipal Bond Fund established and designated (together with the classes of Shares of Merrill Lynch Florida Municipal Bond Fund and Merrill Lynch New York Municipal Bond Fund, each a "Class") are as follows:

            (a)   Investor A Shares

            (b)   Investor A1 Shares

            (c)   Investor B Shares

            (d)   Investor B1 Shares

            (e)   Investor C Shares

            (f)   Investor C1 Shares

            (g)   Institutional Shares

            (h)   Service Shares

      5. The Shares of each Class shall be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

      6. The purchase price, the method of determination of net asset value, the price, terms and manner of redemption, and the relative dividend rights of holders of the Shares of each Class shall be established by the Trustees of the Trust from time to time in accordance with the provisions of the Declaration of Trust and shall be set forth in the prospectus and statement of additional information of the Trust relating to such Class contained in the Trust's most recent effective registration statement under the Securities Act of 1933, as amended, with respect to such Class, as such prospectus and statement of additional information may be supplemented or modified from time to time.

      7. Shares of each Class shall vote together as a single class except that shares of a Class may vote separately on matters affecting only that Class and shares of a Class not affected by a matter will not vote on that matter.

      8. A Class of any Series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the Class.

      9. This Establishment and Designation of Classes shall be effective on the 29th day of September 2006.

      IN WITNESS WHEREOF, the undersigned, constituting a majority of the Trustees, have signed this certificate in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust as required by Article XI, Section 11.3(c) of the Declaration of Trust as of the
           day of            , 2006.

______________________________________    ______________________________________
    Robert C. Doll, Jr. (Trustee)               James H. Bodurtha (Trustee)
        800 Scudders Mill Road                      36 Popponesset Road
         Plainsboro, NJ 08536                         Cotuit, MA 02635

______________________________________    ______________________________________
      Kenneth A. Froot (Trustee)                    Joe Grills (Trustee)
           48 Plympton Road                      114878 Twin Mountains Road
          Sudbury, MA 01776                          Rapidan, VA 22733

______________________________________    ______________________________________
     Herbert I. London (Trustee)               Roberta Cooper Ramo (Trustee)
       10 West Street, Apt. 20E                  908 E1 Alhambra Circle, NW
          New York, NY 10004                       Albuquerque, NM 87107

______________________________________
   Robert S. Salomon, Jr. (Trustee)
        106 Dolphin Cove Quay
          Stamford, CT 06902

      The Declaration of Trust establishing Merrill Lynch Multi-State Municipal Series Trust, dated August 2, 1985, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Trust, "Merrill Lynch Multi-State Municipal Series Trust," refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Merrill Lynch Multi-State Municipal Series Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the "Trust Property" only shall be liable.